Exhibit 20.5
Page 1 of 3
                    Navistar Financial 1997 - A Owner Trust
                        For the Month of January 1999
                    Distribution Date of February 16, 1999
                           Servicer Certificate #22

Original Pool Amount Initial Receivables                  $411,613,980.45
Subsequent Receivables (transferred 5/9/97)                $76,128,743.83
Subsequent Receivables (transferred 5/23/97)               $12,254,010.44

Beginning Pool Balance                                    $217,928,630.54
Beginning Pool Factor                                           0.4468106

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $9,541,974.47
     Interest Collected                                     $1,792,023.16

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $619,965.12
Total Additional Deposits                                     $619,965.12

Repos / Chargeoffs                                            $766,089.07
Aggregate Number of Notes Charged Off                                 124

Total Available Funds                                      $11,953,962.75

Ending Pool Balance                                       $207,620,567.00
Ending Pool Factor                                              0.4256764

Servicing Fee                                                 $181,607.19

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,749,178.24
     Target Percentage                                               5.25%
     Target Balance                                        $10,900,079.77
     Minimum Balance                                       $10,499,931.43
     (Release) / Deposit                                     ($849,098.47)
     Ending Balance                                        $10,900,079.77

Current Weighted Average APR:                                      10.018%
Current Weighted Average Remaining Term (months):                   31.17

Delinquencies                                            Dollars         Notes
     Installments:              1 - 30 days           $1,933,967.07      1,329
                                31 - 60 days            $674,067.27        486
                                60+  days               $227,531.77        126

     Total:                                           $2,835,566.11      1,454

     Balances:                  60+  days             $2,623,141.48        126

Memo Item - Reserve Account
     Prior Month                                     $11,441,253.10
+    Invest. Income                                      $64,255.46
+    Excess Serv.                                       $243,669.68
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $11,749,178.24

Exhibit 20.5
Page 2 of 3
Navistar Financial 1997 - A Owner Trust
For the Month of January 1999

                                                                                NOTES
                                                           (Money Market)
                                           TOTAL            CLASS A - 1       CLASS A - 2        CLASS A - 3     CLASS B NOTES
                                      $500,000,000.00     $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                      0.00%            100.00%              0.00%             0.00%
     Coupon                                                       5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance                $217,928,630.54
Ending Pool Balance                   $207,620,567.00

Collected Principal                     $9,541,974.47
Collected Interest                      $1,792,023.16
Charge - Offs                             $766,089.07
Liquidation Proceeds / Recoveries         $619,965.12
Servicing                                 $181,607.19
Cash Transfer from Reserve Account              $0.00
Total Collections Available
  for Debt Service                     $11,772,355.56

Beginning Balance                     $217,928,630.54              $0.00     $24,428,630.54    $176,000,000.00    $17,500,000.00

Interest Due                            $1,220,622.34              $0.00        $129,268.17        $990,000.00       $101,354.17
Interest Paid                           $1,220,622.34              $0.00        $129,268.17        $990,000.00       $101,354.17
Principal Due                          $10,308,063.54              $0.00     $10,308,063.54              $0.00             $0.00
Principal Paid                         $10,308,063.54              $0.00     $10,308,063.54              $0.00             $0.00

Ending Balance                        $207,620,567.00              $0.00     $14,120,567.00    $176,000,000.00    $17,500,000.00
Note / Certificate Pool Factor                                    0.0000             0.0637             1.0000            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                    $11,528,685.88              $0.00     $10,437,331.71        $990,000.00       $101,354.17

Interest Shortfall                              $0.00              $0.00              $0.00              $0.00             $0.00
Principal Shortfall                             $0.00              $0.00              $0.00              $0.00             $0.00
     Total Shortfall                            $0.00              $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                          $243,669.68
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance         $11,749,178.24
(Release) / Draw                         ($849,098.47)
Ending Reserve Acct Balance            $10,900,079.77

Exhibit 20.5
Page 3 of 3
Navistar Financial 1997 - A Owner Trust
For the Month of January 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                              5                  4                  3                   2                  1
                                           Sep-98             Oct-98              Nov-98             Dec-98             Jan-99
Beginning Pool Balance                $266,877,870.48     $254,755,489.66    $240,890,570.76    $230,016,203.77    $217,928,630.54

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                         $591,540.28         $460,785.95        $590,222.43        $488,784.67        $766,089.07
    Recoveries                            $905,389.47       $1,240,533.25        $382,660.21        $176,389.85        $619,965.12

Total Charged Off (Months 5, 4, 3)      $1,642,548.66
Total Recoveries (Months 3, 2, 1)       $1,179,015.18
Net Loss / (Recoveries) for 3 Mos         $463,533.48 (a)

Total Balance (Months 5, 4, 3)        $762,523,930.90 (b)

Loss Ratio Annualized  [(a/b) * (12)]          0.7295%

Trigger:  Is Ratio > 1.5%                          No
                                                                                  Nov-98             Dec-98             Jan-99

B)   Delinquency Trigger:                                                      $2,938,228.13      $3,106,967.70      $2,623,141.48
     Balance delinquency 60+ days                                                   1.21974%           1.35076%           1.20367%
     As % of Beginning Pool Balance                                                 1.20659%           1.15451%           1.25806%
     Three Month Average

Trigger:  Is Average > 2.0%                        No

C)   Noteholders Percent Trigger:              2.2348%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                        No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer